Exhibit 99.1

Quantum®	News Release

Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com	For Release: August 1, 2013 1:05 p.m. PDT

Christi Lee Investor Relations Quantum Corp. (408) 944-4450 ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL FIRST QUARTER RESULTS

Highlights include:

  Total revenue of $148 million, up 5% year-over-year
  Disk systems and software revenue of $31 million, up 2% year-over-year
  Revenue growth of 23% for midrange DXi appliances and 13% for big data solutions
  $20 million year-over-year improvement in net income to highest level in six quarters

SAN JOSE, Calif., Aug. 1, 2013 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today reported results for the first quarter of fiscal 2014 (FQ1’14), ended June 30, 2013. Revenue for the quarter totaled $148 million, up 5 percent from the first quarter of fiscal 2013 (FQ1’13), primarily due to a $15 million one-time royalty payment associated with an intellectual property agreement. Quantum generated revenue of $31 million from disk system and software sales (including related service), a 2 percent increase over FQ1’13 driven mostly by growth of 23 percent in midrange DXi® revenue and 13 percent in big data sales.

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Quantum reported GAAP net income of $3 million, or 1 cent per diluted share, for FQ1’14, compared to a GAAP net loss of $17 million in the same quarter of last year. On a non-GAAP basis, the company had net income of $12 million, or 4 cents per diluted share, up from a net loss of $8 million a year earlier. The year-over-year increases were largely driven by the higher overall revenue.

“Our June quarter results clearly reflect the benefits of our strong intellectual property portfolio and the actions we’ve taken to drive growth and profit,” said Jon Gacek, president and CEO of Quantum. “With a few exceptions, our revenue performance was generally good and in line with our expectations, and we were particularly pleased by the double-digit growth we generated in midrange DXi and overall StorNext® revenue. We also significantly improved our gross margin rates and operating income, even without the additional royalty revenue resulting from the intellectual property agreement we concluded during the quarter.

“Moving forward we will maintain our balanced approach of driving revenue growth and spending wisely to generate cash and profit. This will include the continued expansion of our data protection and big data management offerings for physical, virtual and cloud environments, leveraging our technology leadership to help customers store, manage and quickly access their increasingly valuable digital content throughout its lifecycle.”

Quantum generated $9 million in cash from operations in FQ1’14, ending the quarter with $80 million in total cash and cash equivalents.

Outlook
For the second quarter of fiscal 2014, Quantum expects:
  Revenue of approximately $135 million to $140 million.
  GAAP gross margin rate of approximately 41 to 42 percent and non-GAAP gross margin rate of 42 to 43 percent.
  GAAP operating expenses of $63 million to $65 million and non-GAAP operating expenses of $58 million to $60 million.
  Interest expense of $2.5 million and taxes of $500,000.

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Business Highlights
Key business highlights for the June quarter include the following:
  Quantum expanded its Lattus™ object storage product line to include a lower-capacity, lower-cost model that extends its value beyond big data archive for large enterprises to smaller organizations with rapidly growing big data archives as well as commercial data center customers seeking a consolidated backup and archive solution. Lattus enables nearline access to archived data in an extremely durable, scalable and cost-effective disk solution that never requires a “forklift” upgrade – a forever disk archive.
  The company continued to expand and enhance its virtual data protection technologies, announcing that its vmPRO™ software can now leverage Scalar LTFS tape technology to provide user-accessible, searchable archive capabilities for VMware data. In addition, Quantum introduced DXi V4000, an all-software, all-virtual solution delivering up to 24 TB of usable capacity for deduplication and replication to other DXi appliances and its Q-Cloud service.
  Quantum announced a partnership with BlackBridge Networks Ltd., a Canadian cloud and colocation company, to provide cloud-based enterprise backup as a service in Canada. BlackBridge Stratus – Powered by Quantum™ enables customers to protect data both locally and in the BlackBridge secure cloud, leveraging Quantum’s DXi and vmPRO technologies.
  Revenue from sales of the company’s Scalar i500 tape library surpassed $1 billion. The Scalar i500, which offers best-in-class scalability, reliability, intelligence and management for midrange and enterprise environments, is the highest selling library in Quantum’s history. In addition, Quantum’s Scalar i6000 was named “Tape Based Product of the Year” at the 2013 Storage Awards: The Storries X.
  A lab evaluation conducted by industry analyst firm Enterprise Strategy Group affirmed the market-leading performance, scalability and security of Quantum’s DXi6800 backup and deduplication appliance as well as the strength of the company’s overall data protection portfolio in meeting customers’ needs across physical, virtual and cloud environments.

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Conference Call and Audio Webcast Notification
Quantum will hold a conference call today, Aug. 1, 2013, at 2:00 p.m. PDT, to discuss its fiscal first quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (480) 629-9867 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, Aug. 1, 2013, at 2:00 p.m. PDT. Site for the webcast and related information: www.quantum.com/investors.

About Quantum
Quantum is a proven global expert in data protection and big data management, providing specialized storage solutions for physical, virtual and cloud environments. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to help maximize the value of their data by protecting and preserving it over its entire lifecycle. With Quantum, customers can Be Certain™ they’re able to adapt in a changing world – keeping more data longer, bridging from today to tomorrow, and reducing costs. See how at www.quantum.com.

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Quantum, the Quantum logo, Be Certain, DXi, Lattus, Scalar, StorNext, vmPRO and BlackBridge Stratus – Powered by Quantum are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding our go-forward business approaches and priorities, our product and technology expansion plans, expected product features and performance and all of our statements under the “Outlook” section are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 7, 2013. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of acquisition expenses, amortization of intangibles, restructuring charges and share-based compensation expense for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

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Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Note 1

In the first quarter of fiscal year 2014, Quantum identified an error related to the accounting for certain allowances for estimated future price adjustments to customers which impacted prior reporting periods. In addition, the company had previously identified errors related to the accrual for sales commissions that also impacted prior reporting periods. While these errors were not material to any previously issued annual or quarterly consolidated financial statements, management concluded that correcting the errors in the current quarter would be material to the current quarter’s consolidated financial statements. Quantum will revise its prior period annual and quarterly consolidated financial statements to correct the errors when next presented in future SEC filings.

In this earnings release, the company has revised the March 31, 2013 Condensed Consolidated Balance Sheet and the Condensed Consolidated Statements of Operations and Cash Flows for the quarter ended June 30, 2012 to record additional accounts receivable allowance for future price adjustments and revised sales commission expense. The net impact of the revision was to reduce the previously reported net loss for the quarter ended June 30, 2012 by $800,000 and increase the previously reported accumulated deficit and stockholders’ deficit at March 31, 2013 by $2.2 million.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2013	2012
		(Revised) Note 1
Revenue:
Product	$85,969	$93,785
Service	36,492	36,087
Royalty	25,508	10,981
Total revenue	147,969	140,853
Cost of revenue:
Product	58,783	64,750
Service	19,231	20,304
Total cost of revenue	78,014	85,054
Gross margin	69,955	55,799
Operating expenses:
Research and development	16,694	18,549
Sales and marketing	30,158	34,444
General and administrative	14,697	16,780
Restructuring charges	2,559	—
	64,108	69,773
Income (loss) from operations	5,847	(13,974)
Other income and expense	375	(338)
Interest expense	(2,439)	(1,849)
Income (loss) before income taxes	3,783	(16,161)
Income tax provision	390	499
Net income (loss)	$3,393	$(16,660)
Basic and diluted net income (loss) per share	$0.01	$(0.07)
Weighted average common and common equivalent shares:
Basic	243,309	236,628
Diluted	245,844	236,628

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$368	$1,362
Sales and marketing	1,856	3,256
	2,224	4,618
Share-based compensation:
Cost of revenue	528	571
Research and development	868	900
Sales and marketing	1,074	1,084
General and administrative	886	1,732
	3,356	4,287

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2013	March 31, 2013*
		(Revised) Note 1
Assets
Current assets:
Cash and cash equivalents	$76,731	$68,976
Restricted cash	3,104	3,023
Accounts receivable	86,967	97,546
Manufacturing inventories	51,290	53,075
Service parts inventories	31,876	35,368
Other current assets	12,760	12,192
Total current assets	262,728	270,180
Long-term assets:
Property and equipment	20,216	21,456
Intangible assets	10,589	12,813
Goodwill	55,613	55,613
Other long-term assets	9,264	9,531
Total long-term assets	95,682	99,413
	$358,410	$369,593
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$35,274	$47,634
Accrued warranty	7,015	7,520
Deferred revenue, current	88,321	91,108
Accrued restructuring charges, current	4,117	3,021
Accrued compensation	28,599	30,964
Other accrued liabilities	18,842	20,188
Total current liabilities	182,168	200,435
Long-term liabilities:
Deferred revenue, long-term	39,011	38,393
Convertible subordinated debt	205,000	205,000
Other long-term liabilities	9,540	9,547
Total long-term liabilities	253,551	252,940
Stockholders’ deficit	(77,309)	(83,782)
	$358,410	$369,593

*	Derived from the March 31, 2013 audited Consolidated Financial Statements.

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2013	2012
		(Revised) Note 1
Cash flows from operating activities:
Net income (loss)	$3,393	$(16,660)
Adjustments to reconcile net income (loss) to net cash provided by (used in)
operating activities:
Depreciation	2,872	3,021
Amortization	2,633	4,912
Service parts lower of cost or market adjustment	4,028	2,029
Deferred income taxes	128	382
Share-based compensation	3,356	4,287
Changes in assets and liabilities:
Accounts receivable	10,579	24,009
Manufacturing inventories	337	(4,603)
Service parts inventories	913	722
Accounts payable	(12,372)	(8,891)
Accrued warranty	(505)	211
Deferred revenue	(2,169)	(7,351)
Accrued restructuring charges	1,026	(484)
Accrued compensation	(2,370)	(1,138)
Other assets and liabilities	(2,676)	(1,555)
Net cash provided by (used in) operating activities	9,173	(1,109)
Cash flows from investing activities:
Purchases of property and equipment	(1,230)	(3,984)
(Increase) decrease in restricted cash	(37)	109
Return of principal from other investments	—	208
Net cash used in investing activities	(1,267)	(3,667)

Cash flows from financing activities:
Payment of taxes due upon vesting of restricted stock	(203)	(321)
Proceeds from issuance of common stock	60	176
Net cash used in financing activities	(143)	(145)
Effect of exchange rate changes on cash and cash equivalents	(8)	(70)
Net increase (decrease) in cash and cash equivalents	7,755	(4,991)
Cash and cash equivalents at beginning of period	68,976	51,261
Cash and cash equivalents at end of period	$76,731	$46,270

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2013
	Gross Margin	Gross Margin Rate	Net Income	Per Share Net Income Basic	Per Share Net Income Diluted
GAAP	$69,955	47.3%	$3,393	$0.01	$0.01
Non-GAAP Reconciling Items:
Amortization of intangibles	368		2,224
Share-based compensation	528		3,356
Restructuring charges	—		2,559
Non-GAAP	$70,851	47.9%	$11,532	$0.05	$0.04

Computation of basic and diluted net income per share:	GAAP	Non-GAAP
Net income	$3,393	$11,532
Interest on dilutive convertible notes	—	1,969
Income for purposes of computing income per diluted share	$3,393	$13,501

Weighted average shares:
Basic	243,309	243,309
Dilutive shares from stock plans	2,535	2,535
Dilutive shares from convertible notes	—	73,660
Diluted	245,844	319,504

	Three Months Ended June 30, 2012 (Revised) Note 1
	Gross Margin	Gross Margin Rate	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$55,799	39.6%	$(16,660)	$(0.07)	$(0.07)
Non-GAAP Reconciling Items:
Amortization of intangibles	1,362		4,618
Share-based compensation	571		4,287
Non-GAAP	$57,732	41.0%	$(7,755)	$(0.03)	$(0.03)

Computation of basic and diluted net loss per share:	GAAP	Non-GAAP
Net loss	$(16,660)	$(7,755)
Interest on dilutive convertible notes	—	—
Loss for purposes of computing loss per diluted share	$(16,660)	$(7,755)

Weighted average shares:
Basic	236,628	236,628
Dilutive shares from stock plans	—	—
Dilutive shares from convertible notes	—	—
Diluted	236,628	236,628

Note 1 is presented above, before the Condensed Consolidated Statements of Operations.

The non-GAAP information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST SECOND QUARTER FISCAL 2014
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

	Percentage range
Forecast second quarter gross margin rate on a GAAP basis	41.2%	—	42.3%
Forecast amortization of intangibles		0.3%
Forecast share-based compensation	0.4%	—	0.5%
Forecast second quarter gross margin rate on a non-GAAP basis	42.0%	—	43.0%

	Dollar range
Forecast second quarter operating expense on a GAAP basis	$63.0	—	$65.0
Forecast amortization of intangibles		1.9
Forecast share-based compensation		3.1
Forecast second quarter operating expense on a non-GAAP basis	$58.0	—	$60.0

Estimates based on current (August 1, 2013) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 7, 2013. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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